UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2021

NOBLE MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Noble Energy Way

Houston, Texas 77070

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (281) 872-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units representing limited partner interests	NBLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On May 11, 2021, pursuant to that certain Agreement and Plan of Merger, dated as of March 4, 2021, by and among Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), Noble Midstream GP LLC, a Delaware limited liability company and the general partner of the Partnership, Chevron Corporation, a Delaware corporation (“Chevron”), Cadmium Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Chevron (“Holdings”), and Cadmium Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Merger Sub”), Merger Sub merged with and into the Partnership, with the Partnership surviving as an indirect, wholly-owned subsidiary of Chevron (the “Merger”). The Merger became effective at the time of the filing of the certificate of merger with the Secretary of State of Delaware on May 11, 2021.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note above is incorporated into this Item 1.02 by reference.

In connection with the closing of the Merger, on May 12, 2021, Chevron used available cash on hand and certain commercial paper borrowings to repay all outstanding obligations under (i) that certain Credit Agreement, dated as of September 20, 2016, among Noble Midstream Services, LLC, as borrower, the Partnership, JPMorgan Chase Bank, N.A., as administrative agent, a swing line lender and an L/C issuer, and the other lenders, swing line lenders and L/C issuers party thereto (as amended, supplemented or modified from time to time, the “Credit Agreement”), (ii) that certain Term Credit Agreement, dated as of July 31, 2018, among Noble Midstream Services, LLC, as borrower, the Partnership, Toronto Dominion (Texas) LLC, as administrative agent, and the lenders party thereto (as amended, supplemented or modified from time to time, the “2018 Term Credit Agreement”) and (iii) that certain Term Credit Agreement, dated as of August 23, 2019, among Noble Midstream Services, LLC, as borrower, the Partnership, Bank of Montreal, as administrative agent, and the lenders party thereto (as amended, supplemented or modified from time to time, the “2019 Term Credit Agreement” and, together with the 2018 Term Credit Agreement, the “Term Credit Agreements”). In connection therewith, the Credit Agreement and the Term Credit Agreements were terminated on May 12, 2021, and all outstanding obligations under the Credit Agreement and the Term Credit Agreements were paid off in full and all liens securing such obligations and guarantees of such obligations were released.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP

By:	Noble Midstream GP LLC, its general partner

By:	/s/ Aaron G. Carlson
Name:	Aaron G. Carlson
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: May 14, 2021